Exhibit 10.1

Amendment No. 1 to Amended and Restated Advisory Agreement

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED ADVISORY AGREEMENT (this “Amendment”), dated and effective as of Sept. 28, 2019, is entered into by and among Rodin Global Property Trust, Inc., a Maryland corporation (the “Company”), Rodin Global Property Trust Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), Rodin Global Property Advisors, LLC, a Delaware limited liability company (the “Advisor”) and, solely with respect to Article 13 and Section 9.03 of the Advisory Agreement (as defined below), Cantor Fitzgerald Investors, LLC, a Delaware limited liability company (the “Sponsor”), and, solely with respect to Section 9.03 Advisory Agreement, Rodin Global Property Trust OP Holdings, LLC, a Delaware limited liability company (the “Special Unit Holder”). The Company, the Operating Partnership, the Advisor, the Sponsor and the Special Unit Holder are collectively referred to as the “Parties.” Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Advisory Agreement.

WHEREAS, the Parties entered into that certain Amended and Restated Advisory Agreement (the “Advisory Agreement”), dated as of June 29, 2018, pursuant to which the Advisor agreed to provide certain services to the Company;

WHEREAS, the parties desire to enter into this Amendment to reduce the amount of Asset Management Fees payable by the Company to the Advisor, upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, all of the independent directors of the Company (also being all of the members of the Audit Committee of the Board of Directors of the Company) desire to amend the Advisory Agreement to reduce the amount of Asset Management Fees payable by the Company to the Advisor.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Section 8.01 of the Advisory Agreement is hereby superseded and replaced in its entirety with the following:

“8.01 Asset Management Fees. The Company shall pay the Advisor or its Affiliates as compensation for the services described in Section 3.03 hereof a monthly fee (the “Asset Management Fee”) in an amount equal to one-twelfth of 1.20% of the Company’s most recently disclosed NAV as of the end of each month. The Advisor shall submit a monthly invoice to the Company, accompanied by a computation of the Asset Management Fee for the applicable month. The Asset Management Fee shall generally be payable on the last day of the month that immediately follows the month in which such Asset Management Fee was earned, or the first business day following the last day of such month. However, payment of the Asset Management Fee may be deferred or waived, in whole or in part (or received in Shares) in the sole discretion of the Advisor. Any such deferred or waived Asset Management Fees shall be paid to the Advisor or its Affiliates without interest at such subsequent date as the Advisor shall request.”

2. This Amendment constitutes an amendment to the Advisory Agreement. Except as set forth in this Amendment, all of the provisions of the Advisory Agreement shall continue in full force and effect in accordance with their terms. In the event of any conflict between the provisions of the Advisory Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

3. This Amendment (a) shall be binding upon the Parties and their respective successors and assigns, (b) may be executed in several counterparts, each of which counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement, and (c) together with the Advisory Agreement, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

RODIN GLOBAL PROPERTY TRUST, INC.

By:	/s/ Kenneth Carpenter
Name:	Kenneth Carpenter
Title:	President

RODIN GLOBAL PROPERTY TRUST OPERATING PARTNERSHIP, L.P.,

By:	Rodin Income Trust, Inc., its General Partner

By:	/s/ Kenneth Carpenter
Name:	Kenneth Carpenter
Title	President

RODIN GLOBAL PROPERTY ADVISORS, LLC

By:	/s/ Kenneth Carpenter
Name:	Kenneth Carpenter
Title:	President

Solely with respect to Article 13 and Section 9.03 of the Advisory Agreement:

CANTOR FITZGERALD INVESTORS, LLC

By:	/s/ Steven Bisgay
Name:	Steven Bisgay
Title:	Chief Financial Officer

Solely with respect to Section 9.03 of the Advisory Agreement:

RODIN GLOBAL PROPERTY TRUST OP HOLDINGS, LLC

By:	/s/ Steven Bisgay
Name:	Steven Bisgay
Title:	Chief Financial Officer

[Signature page to Amendment No. 1 to Amended and Restated Advisory Agreement

Rodin Global Property Trust, Inc.]